__________________, 2008

Broadband Capital Management LLC
712 Fifth Avenue, 49th Floor
New York, NY 10019

Re: Korea Milestone Acquisition Corporation

Gentlemen:

This letter will confirm the agreement of the undersigned to purchase warrants (“Warrants”) of Korea Milestone Acquisition Corporation (“Company”) included in the units (“Units”) being sold in the Company’s initial public offering (“IPO”) upon the terms and conditions set forth herein. Each Unit is comprised of two shares of common stock of the Company (“Common Stock”) and one Warrant. The shares of Common Stock and Warrants will not be separately tradable until the 90th day after the date of the prospectus relating to the Company’s IPO, unless Broadband Capital Management LLC (“Broadband”) informs the Company of its decision to allow earlier separate trading.

The undersigned agrees that this letter agreement (which may be evidenced by original or facsimile counterpart signatures hereto) constitutes an irrevocable order for Daewoo Securities Co., Ltd. (the “Broker”) to purchase for the undersigned’s account during the period commencing on the later of (i) the date separate trading of the Warrants commences (“Separation Date”) and (ii) 60 calendar days after termination of the “restricted period” in connection with the Company’s IPO under Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and ending on the date that is one year after the consummation of the IPO (such period is hereinafter referred to as the “Purchase Period”) up to 5,000,000 Warrants (and, up to an additional 375,000 Warrants in the event and to the extent that Broadband, as representative of the underwriters of the IPO, exercises its over-allotment option) (“Maximum Warrant Purchase”). The undersigned further agrees that this letter agreement constitutes an irrevocable “good till cancel” limit order at a price of $2.00 per Warrant. The undersigned agrees to fund the undersigned’s account fully within fourteen (14) days following the effective date of the Company’s registration statement on Form F-1 in connection with the IPO. The Broker shall provide to Broadband, on a monthly basis, statements confirming that there are sufficient funds in the brokerage accounts where the Warrants will be purchased to satisfy the Maximum Warrant Purchase. On each day on which the NASDAQ Stock Market (the “Exchange”) is open for trading during the Purchase Period, Broker shall use commercially reasonable efforts to purchase, as agent and for the account of the undersigned, up to 5,000,000 Warrants (and up to 5,375,000 in the event and to the extent that Broadband, as representative of the underwriters of the IPO, exercise its over-allotment option) at a price of $2.00 per Warrant and agrees to fill such order in such amounts and at such times as it may determine, in its sole discretion, during the Purchase Period and in compliance with Regulation M under the Exchange Act and all applicable laws.

The undersigned may notify the Broker that all or part of the Maximum Warrant Purchase will be made by an affiliate of the undersigned (or another person or entity introduced to the Broker by the undersigned (a “Designee”)) who (or which) has an account with the Broker and, in such event, the Broker will make such purchase on behalf of said affiliate or Designee; provided, however, that the undersigned hereby agrees to make payment of the purchase price of such purchase in the event that the affiliate or Designee fails to make such payment.

The Broker will promptly notify the undersigned of any purchase of Warrants hereunder so that the undersigned can comply with applicable reporting requirements, if any, on a timely basis. The undersigned agrees that he shall not sell or transfer the Warrants until after the consummation of a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business and acknowledges that, at the option of Broadband, the certificates for such Warrants shall contain a legend indicating such restriction on transferability.

The Company and the Broker shall provide to the Securities and Exchange Commission (the “Commission”) promptly upon request, and in no event more than 30 days of such request, a daily time-sequenced schedule of all Warrant purchases made pursuant to this letter agreement, on a transaction-by-transaction basis, including: (i) size, broker (if any), time of execution, price of purchase; and (ii) the exchange, quotation system, or other facility through which the warrant purchase occurred. In addition, representatives of the Company and the Broker shall be made available (in person at the offices of the Commission in Washington, DC or by telephone) to respond to inquiries by the Commission regarding their purchase(s).

Very truly yours,

/s/
Sang-Chul Kim

ACKNOWLEDGED AND AGREED:
BROADBAND CAPITAL MANAGEMENT LLC

By:	____________________________ Name: Title:

DAEWOO SECURITIES CO., LTD.

By:	____________________________ Name: Title: